Exhibit 8
THE FOLLOWING TABLE SETS FORTH OUR PRINCIPAL GROUP COMPANIES:
Unless otherwise stated our participating interest is 100%, or almost 100%

COMPANIES TREATED AS PART OF THE BANKING OPERATIONS

ING Bank N.V.	The Netherlands
Bank Mendes Gans N.V.	The Netherlands
ING Lease Holding B.V.	The Netherlands
ING Corporate Investments B.V.	The Netherlands
ING Vastgoed Management Holding B.V.	The Netherlands
InterAdvies N.V.	The Netherlands
Nationale-Nederlanden Financiële Diensten B.V.	The Netherlands
ING Commercial Finance B.V.	The Netherlands
Westland Utrecht Hypotheekbank N.V.	The Netherlands
ING België N.V.	Belgium
ING Bank Slaski S.A.	Poland
ING Bank Deutschland A.G.	Germany
ING Financial Holdings Corporation	United States of America
ING Middenbank Curaçao N.V.	Netherlands Antilles
ING Vysya Bank Ltd.	India
ING Direct N.V.	Canada, Germany, Spain, Australia, France, United States of America, Italy, United Kingdom
ING Bank A.S.	Turkey

Companies treated as part of the insurance operations
ING Verzekeringen N.V.	The Netherlands
ING Vastgoed Belegging B.V.	The Netherlands
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	The Netherlands
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Netherlands
Parcom Capital B.V.	The Netherlands
ING Levensverzekering Retail N.V.	The Netherlands
ING Schadeverzekering Retail N.V.	The Netherlands
RVS Levensverzekering N.V.	The Netherlands
RVS Schadeverzekering N.V.	The Netherlands
Movir N.V.	The Netherlands
ING Zivotna Poistovna a.s.	Slovakia
ING Nationale-Nederlanden Polska S.A.	Poland
ING Nationale-Nederlanden Polska Powszechne Towarzystwo Emerytaine S.A.	Poland
ING Asigurari de Viata S.A.	Romania
ING Greek Life Insurance Company S.A.	Greece
ING Nationale-Nederlanden Magyarorszagi Biztosito Rt.	Hungary
Nationale-Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Spain
Nationale-Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Spain
ING America Insurance Holdings, Inc.	United States of America
ING International Insurance Holdings, Inc.	United States of America
ING Life Insurance and Annuity Company	United States of America
ING North America Insurance Corporation	United States of America
Lion Connecticut Holdings Inc.	United States of America
ReliaStar Life Insurance Company	United States of America
ReliaStar Life Insurance Company of New York	United States of America

Security Life of Denver Insurance Company	United States of America
ING USA Annuity and Life Insurance Company	United States of America
ING Life Insurance Company (Bermuda) Limited	Hong Kong
Security Life of Denver International Limited	Bermuda
ING Seguros de Vida S.A.	Chile
AFP Capital S.A.	Chile
ING Insurance Berhad	Malaysia
ING Afore S.A. de C.V.	Mexico
ING Life Insurance Company (Japan) Limited	Japan
ING Life Insurance Company (Korea) Limited	South Korea
ING Australia Holdings Limited	Australia
ING Re (Netherlands) N.V.	The Netherlands